UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported)
February 11, 2026
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16411	80-0640649
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

2980 Fairview Park Drive, Falls Church, VA 22042
(Address of principal executive offices)(Zip Code)

(703) 280-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 12, 2026, the Board of Directors (the "Board") of Northrop Grumman Corporation (the "Company") elected Admiral Christopher W. Grady to the Board effective that date.

Admiral Grady most recently served as the 12th Vice Chairman of the Joint Chiefs of Staff, the United States' second highest-ranking military officer, from December 2021 until his retirement from active duty at the end of October 2025. He served on active duty in the U.S. Navy for over 40 years in various positions.

The Board appointed Admiral Grady to the Audit and Risk Committee and the Policy Committee.

Admiral Grady is entitled to receive an annual cash retainer of $145,000 per year as well as an additional $15,000 retainer for serving on the Audit and Risk Committee. In addition, Admiral Grady will receive an annual equity grant of $182,500 in deferred stock units to be paid out at the conclusion of his Board service, or earlier, as specified by Admiral Grady. Admiral Grady's retainer fees and equity grant will be prorated for 2026.

On February 12, 2026, the Board also approved an increase in the size of the Board from 12 members to 13 members.

A copy of the press release announcing the election of Admiral Grady is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 11, 2026, the Board designated James S. Turley as the Lead Independent Director effective May 20, 2026. Mr. Turley will succeed Madeleine A. Kleiner who is retiring from the Board at the 2026 Annual Meeting of Shareholders since she will have attained the Board's retirement age.

(e) On February 11, 2026, the Compensation and Human Capital Committee and the Board approved the following compensation-related actions for the Company's named executive officers.

•Approved the 2026 goals under the 2006 Annual Incentive Plan and Incentive Compensation Plan, as amended and restated effective January 1, 2024 (the "ICP"). The financial metrics selected for inclusion in the ICP* (and their relative weightings) are as follows: cash flow from operations before discretionary pension funding (20%); segment operating income** (25%); sales (25%); and strategic performance metrics (30%). The strategic performance metrics in the ICP are: (1) Quality, (2) Customer Satisfaction, (3) On-Time Delivery, (4) Scaling/Production Capacity, (5) Belonging and (6) Sustainability.

•Awarded Restricted Performance Stock Rights ("RPSR") for the performance period 2026-2028 and approved the metrics for such RPSR awards (and their relative weightings), which will be measured in terms of cumulative free cash flow** (1/3); return on invested capital** (1/3); and relative total shareholder return specifically related to the S&P 500 (1/3). Awarded Restricted Stock Rights ("RSR") that will vest on February 12, 2029. Similar to prior years, the Compensation and Human Capital Committee did not award any stock options. There are no material changes from 2025 in the terms of the 2026 RPSR and RSR awards for the named executive officers.
________________
* Adjusted for net pension, purchased intangible amortization, certain other acquisition and divestiture-related items, government contracting policy reform, other non-operational and/or non-recurring significant items, where approved by the Compensation and Human Capital Committee.
** For segment operating income, cumulative free cash flow and return on invested capital, results for a restricted program will be favorably and/or unfavorably capped within a specific range aligned with plan expectations.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	99.1	Press Release ("Christopher Grady Joins Northrop Grumman Board of Directors") dated February 13, 2026
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ Jennifer C. McGarey
(Signature) Jennifer C. McGarey Corporate Vice President and Secretary

Date: February 13, 2026